UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 26, 2007 (November 25, 2007)

Date of Report (Date of Earliest Event Reported)

ALERIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2007, Michael D. Friday, Chief Financial Officer and Executive Vice President, informed the Company that he will not assume the position of Chief Administrative Officer, as previously announced, and that he will resign his employment with the Company effective December 31, 2007.

In connection with Mr. Friday’s resignation, the employment agreement, dated as of December 19, 2006, by and between Mr. Friday and the Company (the “Employment Agreement”) will terminate upon the effective date of his resignation. Mr. Friday is entitled to severance pursuant to the terms of a severance agreement, dated August 30, 2005 (the “Severance Agreement”). The Employment Agreement is described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2007, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on April 2, 2007 (the “Form 10-K”), and is filed as exhibit 10.22 to the Form 10-K. The Severance Agreement is described in, and the form of which was filed as exhibit 99.2 to, the Company’s Current Report on Form 8-K dated August 30, 2005, filed with the SEC on August 31, 2005.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2007

Aleris International, Inc.

By:	/s/ Joseph M. Mallak
Joseph M. Mallak Senior Vice President, Chief Accounting Officer and Controller